Exhibit 99.1

Cash America Anticipates Full Year 2011 Earnings Per Share to Be up 16%

FORT WORTH, Texas--(BUSINESS WIRE)--January 17, 2012--Cash America International, Inc. (NYSE: CSH) announced today that it anticipates earnings per share for the fiscal year ended December 31, 2011 will be approximately $4.25 per share, up 16% compared to the fiscal 2010 earnings per share of $3.67. The Company’s estimated results for its full year 2011 earnings per share is below its July 21, 2011 published expected range of between $4.28 and $4.48 per share. The Company’s outlook for earnings expectations has not been updated since July 2011 due to the filing of a Registration Statement on Form S-1 with the Securities and Exchange Commission by the Company’s wholly-owned subsidiary that comprises its E-commerce segment, Enova International, Inc., on September 15, 2011 in connection with a proposed initial public offering of Enova common stock by the Company and Enova. The Registration Statement has not yet become effective.

The Company expects revenue growth to exceed 25% for the fourth quarter of 2011 compared to the prior-year fourth quarter, representing the largest year-over-year quarterly increase during 2011. The revenue increase is due to growth in asset balances of both pawn and consumer loans, as well as a significant increase in revenue from the disposition of merchandise during the quarter. The Company experienced increases in demand from non-U.S. customers for both its short-term loan products and its longer-term installment loan products offered through its online channel, which led to a significant increase in asset balances and a commensurate increase in loan loss provision during the fourth quarter of 2011. While revenue associated with all online consumer loans increased over 40% during the fourth quarter of 2011 compared to the prior-year fourth quarter, the requirement to immediately establish a reserve for loan losses and absorb all marketing and customer acquisition costs constrained marginal profitability gains. Higher than expected store level operating costs during the holiday selling period and lower than expected gross profit margin on the retail disposition of merchandise further constrained profitability growth in the quarter. In addition, the Company incurred a variety of one-time and unusual operating expenses during the fourth quarter associated with the proposed Enova initial public offering and other expense items from the closing of an acquisition.

Cash America will conduct a conference call to discuss its fourth quarter earnings on Thursday, January 26, 2012 at 7:00 AM CST. A live webcast of the call will be available on the Company’s corporate web site in the Investor Relations section (www.cashamerica.com). To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software.

About the Company

As of December 31, 2011, Cash America International, Inc. operated 1,084 total locations offering specialty financial services to consumers, which include 784 lending locations (including one unconsolidated franchised location) operating in 23 states in the United States under the names “Cash America Pawn,” “SuperPawn,” “Maxit,” “Pawn X-Change,” “Cash America Payday Advance,” and “Cashland,” and 190 pawn lending locations, of which the Company is a majority owner, operating in 21 jurisdictions in central and southern Mexico under the name “Prenda Fácil.” The Company also operated 104 unconsolidated franchised and six Company-owned check cashing centers operating in 18 states in the United States under the name “Mr. Payroll” as of December 31, 2011. Additionally, as of December 31, 2011, the Company offered consumer loans over the Internet to customers in 32 states in the United States at http://www.cashnetusa.com, in the United Kingdom at http://www.quickquid.co.uk and http://www.poundstopocket.co.uk, in Australia at http://www.dollarsdirect.com.au, and in Canada at http://www.dollarsdirect.ca.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.dollarsdirect.com.au
http://www.enova.com	http://www.dollarsdirect.ca
http://www.cashnetusa.com	http://www.goldpromise.com
http://www.cashlandloans.com	http://www.mrpayroll.com
http://www.quickquid.co.uk	http://www.primaryinnovations.net
http://www.poundstopocket.co.uk

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the “Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in pawn, consumer loan, tax and other domestic and foreign laws and governmental rules and regulations applicable to the Company's business, changes in demand for the Company's services, acceptance by consumers, legislators or regulators of the negative characterization by the media and consumer activists with respect to certain of the Company’s loan products, the continued acceptance of the online distribution channel by the Company’s online loan customers, the actions of third parties who provide, acquire or offer products and services to, from or for the Company, fluctuations in the price of gold, changes in competition, the ability of the Company to open new locations or complete acquisitions in accordance with its plans, changes in economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth, the ability to successfully integrate newly acquired businesses into the Company’s operations, the loss of services of any of the Company’s executive officers, a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems, the effect of any current or future litigation proceedings on the Company, the implementation of new, or changes in the interpretation of existing, accounting principles or financial reporting requirements, acts of God, war or terrorism, pandemics and other events, the effect of any of such changes on the Company’s business or the markets in which it operates, risks related to the Company’s previously-announced proposed initial public offering of common stock of its wholly-owned subsidiary, Enova International, Inc. (“Enova”), and other risks and uncertainties indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

The Registration Statement on Form S-1 that was filed with the Securities and Exchange Commission by the Company’s wholly-owned subsidiary, Enova, has not yet become effective. The completion of the offering of common stock of Enova is subject to numerous conditions, including market conditions, and the Company can provide no assurance that it will be successfully completed. The securities offered under Enova’s Registration Statement may not be sold, nor may offers to buy be accepted prior to the time that the Registration Statement becomes effective. The information contained in this press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100